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                                                                     EXHIBIT 3.1


                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                             RELIANT RESOURCES, INC.

                        Under Sections 242 and 245 of the

                        Delaware General Corporation Law

         RELIANT RESOURCES, INC. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "DGCL"), hereby certifies that:

         1. The current name of the Corporation is Reliant Resources, Inc. The name under which the Corporation was originally incorporated was Reliant Energy Unregco, Inc. The original Certificate of Incorporation of the Corporation (as heretofore amended, the "Certificate of Incorporation") was filed with the Secretary of State of the State of Delaware on August 9, 2000.

         2. The Board of Directors of the Corporation duly adopted resolutions proposing and declaring advisable the amendments to the Certificate of Incorporation this Restated Certificate of Incorporation is effecting, and the Corporation's sole stockholder has duly adopted those amendments, all in accordance with the provisions of Sections 228, 242 and 245 of the DGCL.

         3. This Restated Certificate of Incorporation restates and amends the Certificate of Incorporation. The amendments to the Certificate of Incorporation effected by this Restated Certificate of Incorporation include, but are not limited to, amendments to: (i) revise the definition of "Rights Declaration Date" in Section 2(a) of Division A of Article FOURTH; (ii) delete Section 4 of Division B of Article FOURTH relating to the 240,000-to-1 stock split of the Common Stock (as hereinafter defined) effected on January 5, 2001; and (iii) add Article ELEVENTH providing for an express election not to be governed by
Section 203 of the DGCL until such time as no person is the beneficial owner of at least a majority of the Corporation's voting stock.
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taking of action by the stockholders of the Corporation by written consent without a stockholders meeting following the occurrence of a specified future event; (viii) prohibit the amendment of certain Articles of this Restated Certificate of Incorporation without the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) or eighty percent (80%), as applicable, of the voting power of all outstanding shares of capital stock of the Corporation generally entitled to vote in the election of directors, voting together as a single class; and (ix) provide for certain provisions that regulate and define certain aspects of the Corporation's contractual, corporate and business relationships with Reliant Energy, Incorporated, a Texas corporation, or any successor thereto.

         4. The capital of the Corporation shall not be reduced under or by reason of the foregoing amendments to the Certificate of Incorporation.

         5. The Certificate of Incorporation is hereby superseded by this Restated Certificate of Incorporation, which shall henceforth be the Certificate of Incorporation of the Corporation.

         6. The text of the Certificate of Incorporation is hereby restated and amended to read in its entirety as follows (hereinafter, this Restated Certificate of Incorporation, as it may be further amended or restated from time to time, is referred to as this "Restated Certificate of Incorporation").

                      RESTATED CERTIFICATE OF INCORPORATION

         FIRST: The name of the Corporation is Reliant Resources, Inc. (hereinafter, the "Corporation").

         SECOND: The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Zip Code 19801, and the name of the registered agent of the Corporation at such address is The Corporation Trust Company.

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "DGCL").

         FOURTH: The aggregate number of shares of capital stock that the Corporation shall have authority to issue is 2,125,000,000, of which 2,000,000,000 shares are classified as common stock, par value $0.001 per share ("Common Stock"), and 125,000,000 shares are classified as preferred stock, par value $.001 per share ("Preferred Stock").

         The Corporation may issue shares of any class or series of its capital stock from time to time for such consideration and for such corporate purposes as the Board of Directors of the Corporation (the "Board of Directors") may from time to time determine.

         The following is a statement of the powers, preferences and rights, and the qualifications, limitations or restrictions, of the Preferred Stock and the Common Stock:

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                          DIVISION A. PREFERRED STOCK

         The shares of Preferred Stock may be divided into and issued in one or more series, the relative rights, powers and preferences of which series may vary in any and all respects. The Board of Directors is expressly vested with the authority to fix, by resolution or resolutions adopted prior to and providing for the issuance of any shares of each particular series of Preferred Stock and incorporate in a certificate of designations filed with the Secretary of State of the State of Delaware, the designations, powers, preferences, rights, qualifications, limitations and restrictions thereof, of the shares of each series of Preferred Stock, to the extent not provided for in this Restated Certificate of Incorporation, and with the authority to increase or decrease the number of shares within each such series; provided, however, that the Board of Directors may not decrease the number of shares within a series of Preferred Stock below the number of shares within such series that is then issued. The authority of the Board of Directors with respect to fixing the designations, powers, preferences, rights, qualifications, limitations and restrictions of each such series of Preferred Stock shall include, but not be limited to, determination of the following:


         (1) the distinctive designation and number of shares of that series;

         (2) the rate of dividends (or the method of calculation thereof) payable with respect to shares of that series, the dates, terms and other conditions upon which such dividends shall be payable, and the relative rights of priority of such dividends to dividends payable on any other class or series of capital stock of the Corporation;

         (3) the nature of the dividend payable with respect to shares of that series as cumulative, noncumulative or partially cumulative, and if cumulative or partially cumulative, from which date or dates and under what circumstances;

         (4) whether shares of that series shall be subject to redemption, and, if made subject to redemption, the times, prices, rates, adjustments and other terms and conditions of such redemption (including the manner of selecting shares of that series for redemption if fewer than all shares of such series are to be redeemed);

         (5) the rights of the holders of shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation (which rights may be different if such action is voluntary than if it is involuntary), including the relative rights of priority in such event as to the rights of the holders of any other class or series of capital stock of the Corporation;

         (6) the terms, amounts and other conditions of any sinking or similar purchase or other fund provided for the purchase or redemption of shares of that series;

         (7) whether shares of that series shall be convertible into or exchangeable for shares of capital stock or other securities of the Corporation or of any other corporation or entity, and, if provision be made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange;

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         (8) the extent, if any, to which the holders of shares of that series shall be entitled (in addition to any voting rights provided by law) to vote as a class or otherwise with respect to the election of directors or otherwise;

         (9) the restrictions and conditions, if any, upon the issue or reissue of any additional Preferred Stock ranking on a parity with or prior to shares of that series as to dividends or upon liquidation, dissolution or winding up;

         (10) any other repurchase obligations of the Corporation, subject to any limitations of applicable law; and

         (11) any other designations, powers, preferences, rights, qualifications, limitations or restrictions of shares of that series.

         Any of the designations, powers, preferences, rights, qualifications, limitations or restrictions of any series of Preferred Stock may be dependent on facts ascertainable outside this Restated Certificate of Incorporation, or outside the resolution or resolutions providing for the issue of such series of Preferred Stock adopted by the Board of Directors pursuant to authority expressly vested in it by this Restated Certificate of Incorporation. Except as applicable law or this Restated Certificate of Incorporation otherwise may require, the terms of any series of Preferred Stock may be amended without consent of the holders of any other series of Preferred Stock or any class of capital stock of the Corporation.

         The relative powers, preferences and rights of each series of Preferred Stock in relation to the powers, preferences and rights of each other series of Preferred Stock shall, in each case, be as fixed from time to time by the Board of Directors in the resolution or resolutions adopted pursuant to the authority granted in this Division A of this Article FOURTH, and the consent, by class or series vote or otherwise, of holders of Preferred Stock of such of the series of Preferred Stock as are from time to time outstanding shall not be required for the issuance by the Board of Directors of any other series of Preferred Stock, whether or not the powers, preferences and rights of such other series shall be fixed by the Board of Directors as senior to, or on a parity with, the powers, preferences and rights of such outstanding series, or any of them; provided, however, that the Board of Directors may provide in such resolution or resolutions adopted with respect to any series of Preferred Stock that the consent of holders of at least a majority (or such greater proportion as shall be therein fixed) of the outstanding shares of such series voting thereon shall be required for the issuance of shares of any or all other series of Preferred Stock.

         Shares of any series of Preferred Stock shall have no voting rights except as required by law or as provided in the relative powers, preferences and rights of such series.

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                            SERIES A PREFERRED STOCK

         1. Designation and Amount. There shall be a series of Preferred Stock that shall be designated as "Series A Preferred Stock," and the number of shares constituting such series shall be 2,000,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of Series A Preferred Stock to less than the number of shares then issued and outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.

         2. Dividends and Distributions.

         (A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of shares of any class or series of stock of the Corporation ranking junior to the Series A Preferred Stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of assets of the Corporation legally available for the purpose, quarterly dividends payable in cash on the first day of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $10.00 or (b) the Adjustment Number (as defined below) times the aggregate per share amount of all cash dividends, and the Adjustment Number times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. The "Adjustment Number" shall initially be 1,000. In the event the Corporation shall at any time after April 27, 2001
(the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         (B) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $10.00 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

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         (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

         3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

         (A) Each share of Series A Preferred Stock shall entitle the holder thereof to a number of votes equal to the Adjustment Number on all matters submitted to a vote of the stockholders of the Corporation.

         (B) Except as otherwise provided in this Restated Certificate of Incorporation or by law, the holders of shares of Series A Preferred Stock, the holders of shares of any other class or series entitled to vote with the Common Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

         (C) (i) If at any time dividends on any Series A Preferred Stock shall be in arrears in an amount equal to six quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") that shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, (1) the number of directors shall be increased by two, effective as of the time of election of such directors as herein provided, and
(2) the holders of Preferred Stock (including holders of the Series A Preferred Stock) upon which these or like voting rights have been conferred and are exercisable (the "Voting Preferred Stock") with dividends in arrears in an amount equal to six quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect such two directors.

             (ii) During any default period, such voting right of the holders of Series A Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(C) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that such voting right shall not be exercised unless the holders of at least thirty three and one-third percent (33 1/3%) of the shares of Voting Preferred Stock outstanding

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shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Voting Preferred Stock of such voting right.


             (iii) Unless the holders of Voting Preferred Stock shall, during an existing default period, have previously exercised their right to elect directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Voting Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Voting Preferred Stock, which meeting shall thereupon be called by the Chairman, the President, a Vice President or the Corporate Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Voting Preferred Stock are entitled to vote pursuant to this paragraph (C)(iii) shall be given to each holder of record of Voting Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or, in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Voting Preferred Stock outstanding. Notwithstanding the provisions of this paragraph (C)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.

             (iv) In any default period, after the holders of Voting Preferred Stock shall have exercised their right to elect directors voting as a class, (x) the directors so elected by the holders of Voting Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may be filled by vote of a majority of the remaining directors theretofore elected by the holders of the class or classes of stock which elected the director whose office shall have become vacant. References in this paragraph (C) to directors elected by the holders of a particular class or classes of stock shall include directors elected by such directors to fill vacancies as provided in clause (y) of the foregoing sentence.

             (v) Immediately upon the expiration of a default period, (x) the right of the holders of Voting Preferred Stock as a class to elect directors shall cease, (y) the term of any directors elected by the holders of Voting Preferred Stock as a class shall terminate and (z) the number of directors shall be such number as may be provided for in this Restated Certificate of Incorporation or the Bylaws of the Corporation irrespective of any increase made pursuant to the provisions of paragraph (C) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in this Restated Certificate of Incorporation or the Bylaws of the Corporation). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining directors.

         (D) Except as set forth herein, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

         4. Certain Restrictions.

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         (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

         (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

         (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled; or


         (iii) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of Series A Preferred Stock, or to all such holders and the holders of any such shares ranking on a parity therewith, upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative power, preferences and rights of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

         (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of capital stock of the Corporation unless the Corporation could, under paragraph (A) of this
Section 4, purchase or otherwise acquire such shares at such time and in such manner.

         5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to any conditions and restrictions on issuance set forth in this Restated Certificate of Incorporation.

         6. Liquidation, Dissolution or Winding Up. (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $1,000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient

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obtained by dividing (i) the Series A Liquidation Preference by (ii) the
Adjustment Number. Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Preferred Stock and Common Stock, respectively, holders of Series A Preferred Stock and holders of shares of Common Stock shall, subject to the prior rights of all other series of Preferred Stock, if any, ranking prior thereto, receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Series A Preferred Stock and Common Stock, on a per share basis, respectively.

         (A) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, that rank on a parity with the Series A Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

         (B) Neither the merger or consolidation of the Corporation into or with another corporation nor the merger or consolidation of any other corporation into or with the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 6, but the sale, lease or conveyance of all or substantially all of the Corporation's assets shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 6.

         7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share equal to the Adjustment Number times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.

         8. Redemption. (A) The Corporation, at its option, may redeem shares of the Series A Preferred Stock in whole at any time and in part from time to time, at a redemption price equal to the Adjustment Number times the current per share market price (as such term is hereinafter defined) of the Common Stock on the date of the mailing of the notice of redemption, together with unpaid accumulated dividends to the date of such redemption. The "current per share market price" on any date shall be deemed to be the average of the closing price per share of such Common Stock for the ten consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that in the event that the current per share market price of the Common Stock is determined during a period following the announcement of (A) a dividend or distribution on the Common Stock other than a regular quarterly cash dividend or
(B) any subdivision, combination or reclassification of such Common Stock and the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, shall not have occurred prior to the commencement of such ten Trading Day period, then, and in each such case, the current per share market price shall be properly adjusted to take into account ex-dividend trading. The closing price for each day shall be the last sales price, regular way, or, in case no such sale takes place on such day, the

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average of the closing bid and asked prices, regular way, in either case as reported in the principal transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange, or, if the Common Stock is not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not listed or admitted to trading on any national securities exchange but sales price information is reported for such security, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System ("Nasdaq") or such other self-regulatory organization or registered securities information processor (as such terms are used under the Securities Exchange Act of 1934, as amended) that then reports information concerning the Common Stock, or, if sales price information is not so reported, the average of the high bid and low asked prices in the over-the-counter market on such day, as reported by Nasdaq or such other entity, or, if on any such date the Common Stock is not quoted by any such entity, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board of Directors. If on any such date no such market maker is making a market in the Common Stock, the fair value of the Common Stock on such date as determined in good faith by the Board of Directors shall be used. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business, or, if the Common Stock is not listed or admitted to trading on any national securities exchange but is quoted by Nasdaq, a day on which Nasdaq reports trades, or, if the Common Stock is not so quoted, a Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in the State of New York or Texas are not authorized or obligated by law or executive order to close.

         (A) In the event that fewer than all of the outstanding shares of the Series A Preferred Stock are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be determined by lot or pro rata as may be determined by the Board of Directors or by any other method that may be determined by the Board of Directors in its sole discretion to be equitable.

         (B) Notice of any such redemption shall be given by mailing to the holders of the shares of Series A Preferred Stock to be redeemed a notice of such redemption, first class postage prepaid, not later than the fifteenth day and not earlier than the sixtieth day before the date fixed for redemption, at their last address as the same shall appear upon the books of the Corporation. Each such notice shall state: (i) the redemption date; (ii) the number of shares to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on the close of business on such redemption date. Any notice that is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the stockholder received such notice, and failure duly to give such notice by mail, or any defect in such notice, to any holder of Series A Preferred Stock shall not affect the validity of the proceedings for the redemption of any other shares of Series A Preferred Stock that are to be redeemed. On or after the date fixed for redemption as stated in such notice, each holder of the shares called for redemption shall surrender the certificate evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the redemption price. If fewer than

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all the shares represented by any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

         (C) The shares of Series A Preferred Stock shall not be subject to the operation of any purchase, retirement or sinking fund.

         9. Ranking. The Series A Preferred Stock shall rank junior to all other series of Preferred Stock (other than any such series of Preferred Stock the terms of which shall provide otherwise) in respect to dividend and liquidation rights, and shall rank senior to the Common Stock as to such matters.

         10. Amendment. At any time that any shares of Series A Preferred Stock are outstanding, this Restated Certificate of Incorporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least sixty six and two-thirds percent (66 2/3%) of the outstanding shares of Series A Preferred Stock, voting separately as a class.

         11. Fractional Shares. Series A Preferred Stock may be issued in fractions of a share that shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock.

                            DIVISION B. COMMON STOCK

         1. Dividends. Dividends may be paid on the Common Stock, as the Board of Directors shall from time to time determine, out of any assets of the Corporation available for such dividends after full cumulative dividends on all outstanding shares of capital stock of all series ranking senior to the Common Stock in respect of dividends and liquidation rights (referred to in this Division B as "stock ranking senior to the Common Stock") have been paid, or declared and a sum sufficient for the payment thereof set apart, for all past quarterly dividend periods, and after or concurrently with making payment of or provision for dividends on the stock ranking senior to the Common Stock for the then current quarterly dividend period.

         2. Distribution of Assets. In the event of any liquidation, dissolution or winding up of the Corporation, or any reduction or decrease of its capital stock resulting in a distribution of assets to the holders of the Common Stock, after there shall have been paid to or set aside for the holders of the stock ranking senior to the Common Stock the full preferential amounts to which they are respectively entitled, the holders of the Common Stock shall be entitled to receive, pro rata, all of the remaining assets of the Corporation available for distribution to its stockholders. The Board of Directors, by vote of a majority of the members thereof, may distribute in kind to the holders of the Common Stock such remaining assets of the Corporation, or may sell, transfer or otherwise dispose of all or any of the remaining property and assets of the Corporation to any other corporation or other purchaser and receive payment therefor wholly or partly in cash or property, and/or in stock of any such corporation, and/or in obligations of such corporation or other purchaser, and may sell all or any part of the consideration received therefor and distribute the same or the proceeds thereof to the holders of the Common Stock.

         3. Voting Rights. Subject to the voting rights expressly conferred under prescribed conditions upon the stock ranking senior to the Common Stock, the holders of the Common

Stock shall exclusively possess full voting power for the election of directors and for all other purposes.

   DIVISION C. OTHER PROVISIONS APPLICABLE TO THE CORPORATION'S CAPITAL STOCK

         1. Preemptive Rights. No holder of any stock of the Corporation shall be entitled as of right to purchase or subscribe for any part of any unissued or treasury stock of the Corporation, or of any additional stock of any class, to be issued by reason of any increase of the authorized capital stock of the Corporation, or to be issued from any unissued or additionally authorized stock, or of bonds, certificates of indebtedness, debentures or other securities convertible into stock of the Corporation, but any such unissued or treasury stock, or any such additional authorized issue of new stock or securities convertible into stock, may be issued and disposed of by the Board of Directors to such persons, firms, corporations or associations, and upon such terms as the Board of Directors may, in its discretion, determine, without offering to the stockholders then of record, or any class of stockholders, any thereof, on the same terms or any terms.

         2. Votes Per Share. Any stockholder of the Corporation having the right to vote at any meeting of the stockholders or of any class or series thereof, shall be entitled to one vote for each share of stock held by him, provided that no holder of Common Stock shall be entitled to cumulate his votes for the election of one or more directors or for any other purpose.

         FIFTH: (a) Directors. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the authority and powers conferred on the Board of Directors by the DGCL or by the other provisions of this Restated Certificate of Incorporation, the Board of Directors is authorized and empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject to the provisions of the DGCL, this Restated Certificate of Incorporation and the Bylaws of the Corporation; provided, however, that no Bylaws hereafter adopted, or any amendments thereto, shall invalidate any prior act of the Board of Directors that would have been valid if such Bylaws or amendment had not been adopted.

                 (b) Number, Election and Terms of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed from time to time by a majority of the directors then in office, subject to an increase in the number of directors by reason of any provisions contained in or established pursuant to Article FOURTH, but in any event shall not be less than one nor more than 15. Effective upon and commencing as of the date on which REI shall first cease to own, either directly or indirectly, at least a majority of the then issued and outstanding shares of Common Stock (such date hereinafter referred to as the "Trigger Date"), the directors, other than those who may be elected by the holders of any series of Preferred Stock, shall be divided into three classes: Class I, Class II and Class III. As used in this Restated Certificate of Incorporation, "REI" shall mean Reliant Energy, Incorporated, a Texas corporation ("Reliant Energy"), any successor to Reliant Energy by means of reorganization, merger, consolidation, conveyance or transfer or any ultimate parent company of Reliant Energy. Such classes shall be as nearly equal in number of directors as possible. Each director shall serve for a term ending on the third annual meeting of stockholders following the annual meeting of stockholders at which that director was elected; provided, however, that the directors first designated as Class I directors shall serve for a term expiring at the annual meeting of stockholders next following the date of their designation as Class I directors, the directors first designated as Class II directors shall serve for a term expiring at the second annual meeting of stockholders next following the date of their designation as Class II directors, and the directors first designated as Class III directors shall serve for a term expiring at the third annual meeting of stockholders next following the date of their designation as Class III directors. Each director shall hold office until the annual meeting of stockholders at which that director's term expires and, the foregoing notwithstanding, shall serve until his successor shall have been duly elected and qualified or until his earlier death, resignation or removal.

         At each annual election, the directors chosen to succeed those whose terms then expire shall be of the same class as the directors they succeed, unless, by reason of any intervening changes in the authorized number of directors, the Board of Directors shall have designated one or more directorships whose term then expires as directorships of another class in order to more nearly achieve equality of number of directors among the classes.

         In the event of any change in the authorized number of directors, each director then continuing to serve as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term, or his prior death, resignation or removal. The Board of Directors shall specify the class to which a newly created directorship shall be allocated.

         Election of directors need not be by written ballot unless the Bylaws of the Corporation so provide.

                 (c) Removal of Directors. Effective upon and commencing as of the Trigger Date, no director of the Corporation may be removed from office as a director by vote or other action of the stockholders or otherwise except for cause, and then only by the affirmative vote of the holders of at least a majority of the voting power of all outstanding shares of capital stock of the Corporation generally entitled to vote in the election of directors, voting together as a single class. Except as applicable law otherwise provides, cause for the removal of a director shall be deemed to exist only if the director whose removal is proposed: (i) has been convicted, or has been granted immunity to testify in any proceeding in which another has been convicted, of a felony by a court of competent jurisdiction and that conviction is no longer subject to direct appeal; (ii) has been found to have been negligent or guilty of misconduct in the performance of his duties to the Corporation in any matter of substantial importance to the Corporation by (A) the affirmative vote of at least 80% of the directors then in office at any meeting of the Board of Directors called for that purpose or (B) a court of competent jurisdiction; or
(iii) has been adjudicated by a court of competent jurisdiction to be mentally incompetent, which mental incompetency directly affects his ability to serve as a director of the Corporation. Notwithstanding the foregoing, whenever holders of outstanding shares of one or more series of Preferred Stock are entitled to elect members of the Board of Directors pursuant to the provisions applicable in the case of arrearages in the payment of dividends or other defaults contained in this Restated Certificate of Incorporation or the Board of Directors' resolution providing for the establishment of any series of Preferred Stock, any such director of the Corporation so elected may be removed in accordance with the provisions of this Restated Certificate of Incorporation or that Board of Directors' resolution.

                 (d) Vacancies. Except as a Board of Directors' resolution providing for the establishment of any series of Preferred Stock may provide otherwise, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, removal, disqualification or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until that director's successor shall have been elected and qualified or until his earlier death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

                 (e) Amendment of this Article FIFTH. In addition to any other affirmative vote required by applicable law, this Article FIFTH may not be amended, modified or repealed except by the affirmative vote of the holders of at least sixty six and two-thirds percent (66 2/3%) of the voting power of all outstanding shares of capital stock of the Corporation generally entitled to vote in the election of directors, voting together as a single class.

         SIXTH: (a) Action by Written Consent; Special Meetings. Effective upon and commencing as of the Trigger Date, no action required to be taken or that may be taken at any annual or special meeting of the stockholders of the Corporation may be taken without a meeting, and the power of the stockholders of the Corporation to consent in writing to the taking of any action by written consent without a meeting is specifically denied. Unless otherwise provided by the DGCL, by this Restated Certificate of Incorporation or by any provisions established pursuant to Article FOURTH hereof with respect to the rights of holders of one or more outstanding series of Preferred Stock, effective upon and commencing as of the Trigger Date, special meetings of the stockholders of the Corporation may be called at any time only by the Chairman of the Board of Directors, the President and Chief Executive Officer of the Corporation, or by the Board of Directors pursuant to a resolution approved by the affirmative vote of at least a majority of the members of the Board of Directors, and no such special meeting may be called by any other person or persons.

                 (b) Amendment of this Article SIXTH. In addition to any other affirmative vote required by applicable law, this Article SIXTH may not be amended, modified or repealed except by the affirmative vote of the holders of at least sixty six and two-thirds percent (66 2/3%) of the voting power of all outstanding shares of capital stock of the Corporation generally entitled to vote in the election of directors, voting together as a single class.

         SEVENTH: No director of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director of the Corporation; provided, however, that this Article SEVENTH shall not eliminate or limit the liability of such a director
(1) for any breach of such director's duty of loyalty to the Corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL, as the same exists or as such provision may hereafter be amended, supplemented or replaced, or (4) for any transactions from which such director derived an improper personal benefit. If the DGCL is amended after the filing of this Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by such law, as so amended. Any repeal or modification of this Article SEVENTH by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

         EIGHTH: (a) Certain Acknowledgments; Certain Fiduciary Duties. In anticipation (i) that the Corporation will cease to be a wholly owned subsidiary of REI, but that REI will remain a stockholder of the Corporation and have continued contractual, corporate and business relations with the Corporation, and in anticipation that the Corporation and REI may enter into contracts and/or otherwise transact business with each other and that the Corporation may derive benefits therefrom, (ii) that directors, officers and/or employees of REI and/or of its Affiliated Companies (as hereinafter defined) may serve as directors and/or officers of the Corporation, (iii) that REI and/or its Affiliated Companies engage and are expected to continue to engage in the same, similar or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities in each case that may overlap with or compete with those in which the Corporation and its Affiliated Companies, directly or indirectly, may engage, and that REI and/or its Affiliated Companies may compete with the Corporation in any of such business lines and/or business activities and with respect to business opportunities relating to any such business lines and/or business activities, (iv) that the Corporation and its Affiliated Companies may engage in material business transactions with REI and its Affiliated Companies, and (v) that, as a consequence of the foregoing, it is in the best interests of the Corporation that the respective rights and duties of the Corporation and of REI and their Affiliated Companies, and the duties of any directors, officers or employees of the Corporation who are also directors, officers or employees of REI or its Affiliated Companies, be determined and delineated in respect of any transactions between, or opportunities that may be suitable for, both the Corporation and its Affiliated Companies, on the one hand, and REI and its Affiliated Companies, on the other hand, the provisions of this Article EIGHTH shall regulate and define the conduct of certain of the business and affairs of the Corporation in relation to REI and its Affiliated Companies. Any contract or business relation that does not comply with the procedures set forth in this Article EIGHTH, shall not by reason thereof be deemed void or voidable or unfair or result in any breach of fiduciary duty or duty of loyalty or failure to act in good faith or in the best interests of the Corporation or constitute derivation of any improper personal benefit, but shall be governed by the provisions of this Restated Certificate of Incorporation, the Bylaws of the Corporation, the DGCL and other applicable law.

                 (b) Certain Agreements and Transactions Permitted. No contract, agreement, arrangement or transaction (or any amendment, modification or termination thereof) between the Corporation and REI or between the Corporation and one or more of the directors or officers of the Corporation, REI, or any of its Affiliated Companies or between the Corporation and any Affiliated Company shall be void or voidable or be considered to be unfair to the Corporation solely for the reason that REI, any Affiliated Company, or any one or more of the officers or directors of the Corporation, REI, or any Affiliated Company are parties thereto, or because any such directors or officers are present at or participate in any meeting of the Board of Directors or committee thereof which authorizes the contract, agreement, arrangement, or transaction (or the amendment, modification or termination thereof), or because his, her or their votes are counted for such purpose. Further, no such contract, agreement or arrangement (or the amendment, modification or termination thereof), or the performance thereof by the Corporation or by REI, or by any Affiliated Company thereof, shall be considered to be for any of the foregoing reasons contrary to
(x) any fiduciary duty that REI or any Affiliated Company thereof may owe to the Corporation or any Affiliated Company thereof or to any stockholder or other owner of an equity interest in the Corporation or any Affiliated Company thereof by reason of REI or any Affiliated Company thereof being a controlling stockholder of the Corporation or participating in the control of the Corporation or of any Affiliated Company thereof; or (y) any fiduciary duty of any director or officer of the Corporation or of any Affiliated Company thereof who is also a director, officer or employee of REI or any Affiliated Company thereof to the Corporation or such Affiliated Company, or to any stockholder thereof; and REI, any Affiliated Company, and such directors and officers shall be deemed to have acted in good faith and in a manner such persons reasonably believe to be in and not opposed to the best interests of the Corporation and shall be deemed not to have breached their duties of loyalty to the Corporation and its stockholders and not to have derived an improper personal benefit therefrom, if any of the following conditions shall have been satisfied:

         (i) such contract, agreement, arrangement or transaction (or the amendment, modification or termination thereof) shall have been entered into before the Corporation ceased to be a wholly owned subsidiary of REI and continued in effect in respect of any such transaction or opportunity after such time; or

         (ii) the material facts as to the contract, agreement, arrangement or transaction (or the amendment, modification or termination thereof) are disclosed or are known to the Board of Directors or the committee thereof which authorizes the contract, agreement, arrangement or transaction (or the amendment, modification or termination thereof), and the Board of Directors or such committee authorizes and approves the contract, agreement, arrangement or transaction (or the amendment, modification or termination thereof) (a) by the affirmative vote of a majority of the directors who are not Interested Persons (as hereinafter defined) in respect of such contract, agreement, arrangement, transaction, amendment, modification or termination, even though the disinterested directors be less than a quorum; (b) by the affirmative vote of a majority of the members of a committee constituted solely of members who are not Interested Persons in respect of such contract, agreement, arrangement, transaction, amendment, modification or termination or (c) by one or more officers or employees of the Corporation (including officers or employees of the Corporation acting as directors, officers, trustees, partners or members of, or in any similar capacity on behalf of, any Affiliated Company of the Corporation) who in each case is not an Interested Person in respect of such contract, agreement, arrangement, transaction, amendment, modification or termination and to whom the authority to approve such contract, agreement, arrangement, transaction, amendment, modification or termination has been delegated either by the Board of Directors by the same affirmative vote required by subclause (a) of this subparagraph for approval of such contract, agreement, arrangement, transaction, amendment, modification or termination by the Board of Directors or by a committee of the Board of Directors constitute as provided by and acting by the same affirmative vote as required by subclause (b) of this subparagraph for approval of such contract, agreement, arrangement, transaction, amendment, modification or termination by such committee or, in the case of an employee, to whom such authority has been delegated by an officer to whom authority to approve such contract, agreement, arrangement, transaction, amendment, modification or termination has been so delegated; or

         (iii) the material facts as to the contract, agreement, arrangement or transaction (or the amendment, modification or termination thereof) are disclosed or are known to the holders of voting stock entitled to vote thereon, and the contract, agreement, arrangement, or transaction (or the amendment, modification or termination thereof) is approved by vote of the holders of a majority of the voting power of all outstanding shares of capital stock of the Corporation generally entitled to vote in the election of directors not owned by REI or an Affiliated Company, as the case may be; or

         (iv) such contract, agreement, arrangement or transaction (or the amendment, modification or termination thereof) is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders of the Corporation; or

         (v) in the case of any such transaction that was not entered into in the performance of a contract, agreement, arrangement or transaction (or the amendment, modification or termination thereof) that satisfied the requirements of clauses (i), (ii), (iii) or (iv) of this sentence, such transaction shall have been approved or ratified by (a) the Board of Directors by the affirmative vote of a majority of the members (even though less than a quorum) who are not Interested Persons in respect of such transaction or (b) by a committee of the Board of Directors constituted solely of members who are not Interested Persons in respect of such transaction or (c) by one or more officers or employees of the Corporation (including officers or employees of the Corporation acting as directors, officers, trustees, partners or members of, or in any similar capacity on behalf of, any Affiliated Company of the Corporation) who in each case is not an Interested Person in respect of such transaction and to whom the authority to approve such transaction has been delegated either by the Board of Directors by the same affirmative vote required by subclause (a) of this subparagraph for approval of such transaction of the Board of Directors or a committee of the Board of Directors constituted as provided by and acting by the same affirmative vote as required by subclause (b) of this subparagraph for approval of such transaction by such committee or, in the case of an employee, to whom such authority has been delegated by an officer to whom authority to approve such transaction has been so delegated; provided, however, that, before such approval or ratification, the material facts of the relationship between the Corporation or such Affiliated Company thereof, on the one hand, and REI or such Affiliated Company thereof, on the other hand, and the material facts as to such transaction were disclosed to or were known by the members of the Board of Directors or of such committee or the officer or officers or employee or employees who acted on approval or ratification of such transaction, as the case may be; or

         (vi) in the case of any such transaction that was not entered into in the performance of a contract, agreement, arrangement or transaction (or the amendment, modification or termination thereof) that satisfied the requirements of clause (i), (ii), (iii) or (iv) of this sentence, such transaction was fair to the Corporation as of the time it was entered into by the Corporation; or

         (vii) in the case of any such transaction that was not entered into in the performance of a contract, agreement, arrangement or transaction (or the amendment, modification or termination thereof) that satisfied the requirements of clause (i), (ii), (iii) or (iv) of this sentence, such transaction was approved or ratified by the affirmative vote of the holders of a majority of the shares of capital stock of the Corporation entitled to vote thereon and who do vote thereon, exclusive of REI and any Affiliated Company thereof and any Interested Person in respect of such transaction.

         Neither REI nor any Affiliated Company thereof, as a stockholder of the Corporation or participant in control of the Corporation, shall have or be under any fiduciary duty to refrain from entering into any contract, agreement, arrangement or transaction (or the amendment, modification or termination thereof) or participating in any transaction that meets the requirements of any of clauses (i), (ii), (iii), (iv), (v), (vi) or (vii) of the immediately preceding sentence and no director, officer or employee of the Corporation who is also a director, officer or employee of REI or any Affiliated Company thereof shall have or be under any fiduciary duty to the Corporation to refrain from acting on behalf of the Corporation or any Affiliated Company thereof in respect of any such contract, agreement, arrangement or transaction (or the amendment, modification or termination thereof) or performing any such contract, agreement, arrangement or transaction (or the amendment, modification or termination thereof) in accordance with its terms. Directors of the Corporation who are also directors or officers of REI or any Affiliated Company may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract, agreement, arrangement, or transaction (or the amendment, modification or termination thereof). Capital stock of the Corporation owned by REI and any Affiliated Companies thereof may be counted in determining the presence of a quorum at a meeting of stockholders which authorizes the contract, agreement, arrangement or transaction (or the amendment, modification or termination thereof). Any person purchasing or otherwise acquiring any shares of capital stock of the Corporation, or any interest therein, shall be deemed to have notice of and to have consented to the provisions of this Article EIGHTH. The failure of any contract, agreement, arrangement or transaction (or the amendment, modification or termination thereof) between the Corporation or an Affiliated Company thereof, on the one hand, and REI or an Affiliated Company thereof, on the other hand, to satisfy the requirements of this Article EIGHTH shall not, by itself, cause such contract, agreement, arrangement or transaction (or the amendment, modification or termination thereof) to constitute any breach of any fiduciary duty to the Corporation or to any Affiliated Company thereof, or any to stockholder or other owner of an equity interest therein, by any controlling stockholder of the Corporation or such Affiliated Company thereof or by any director or officer of the Corporation.

         For purposes of this Article EIGHTH, any contract, agreement, arrangement, or transaction (or amendment, modification, or termination thereof) with any corporation, partnership, joint venture, association, or other entity in which the Corporation owns (directly or indirectly) 50% or more of the outstanding voting stock, voting power, partnership interests, or similar ownership interest, or with any officer or director thereof, shall be deemed to be a contract, agreement, arrangement or transaction with the Corporation.

         (c) Certain Corporate Opportunities. REI and/or its Affiliated Companies shall have no duty to refrain from engaging in the same or similar activities or lines of business as the Corporation, and except as provided below, neither REI and/or its Affiliated Companies nor any officer, director or employee thereof shall be liable to the Corporation or its stockholders for breach of any fiduciary duty by reason of any such activities of REI and/or its Affiliated Companies or of such person. In the event that REI acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both REI (and/or its Affiliated Companies) and the Corporation (and/or its Affiliated Companies), REI shall have no duty to communicate or offer such corporate opportunity to the Corporation and/or its Affiliated Companies and shall not be liable to the Corporation or its stockholders for breach of any fiduciary duty as a stockholder of the Corporation by reason of the fact that REI pursues or acquires such corporate opportunity for itself or for its Affiliated Companies, directs such corporate opportunity to another person (including one or more of its Affiliated Companies), or does not communicate information regarding such corporate opportunity to the Corporation.

         Similarly, in the event that a director or officer of the Corporation (and/or one or more of its Affiliated Companies), who is also a director or officer of REI and/or one or more of its Affiliated Companies, acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both the Corporation (and/or one or more of its Affiliated Companies) and REI (and/or one or more of its Affiliated Companies), such director or officer shall have no duty to communicate or offer such corporate opportunity to the Corporation and/or its Affiliated Companies and shall not be liable to the Corporation or its stockholders for breach of any fiduciary duty as a director or officer of the Corporation by reason of the fact that REI pursues or acquires such corporate opportunity for itself or for its Affiliated Companies, directs such corporate opportunity to another person (including one or more of its Affiliated Companies), or does not communicate information regarding such corporate opportunity to the Corporation.

         (d) Certain Definitions. For purposes of this Article EIGHTH, the following definitions shall apply:

         "Affiliated Company" shall mean in respect of REI, any corporation, limited liability company, partnership, association, joint-stock company or business trust which is controlled by REI, controls REI or is under common control with REI (other than the Corporation and any company that is controlled by the Corporation), and in respect of the Corporation shall mean any company controlled by the Corporation.

         "company" shall mean any corporation, limited liability company, partnership, association, joint-stock company, business trust or other legal entity.

         "Interested Person" in respect of an agreement or transaction referred to in this Article EIGHTH shall mean any director, officer or employee of REI or an Affiliated Company thereof and any person who has a financial interest that is material to such person in REI or such Affiliated Company or otherwise has a personal financial interest that is material to such person in such agreement or transaction; provided, however, that no such financial interest shall be considered material by reason of a person's ownership of securities of REI or an Affiliated Company thereof, if such ownership of securities has been determined in good faith not to be reasonably likely to influence such individual's decision on behalf of the Corporation or an Affiliated Company thereof in respect of the contract, agreement, arrangement or transaction (or the amendment, modification or termination thereof) either in the specific instance by, or pursuant to a policy adopted by, the Board of Directors by the affirmative vote of a majority of the members (even though less than a quorum) who are not directors, officers or employees of REI or any Affiliated Company thereof or a committee of the Board of Directors of the Corporation constituted solely of members who are not directors, officers or employees of REI or any Affiliated Company thereof by the affirmative vote of a majority of such committee.

         The provisions of this Article EIGHTH shall have no further force or effect at such time as REI and any company controlling, controlled by or under common control with REI shall first cease to be the owner, in the aggregate, of stock representing twenty percent (20%) or more of the voting power of all outstanding shares of capital stock of the Corporation generally entitled to vote in the election of directors, voting together as a single class; provided, however, that such termination shall not terminate the effect of such provisions with respect to (i) any contract, agreement, arrangement or transaction (or the amendment, modification or termination thereof) between the Corporation or an Affiliated Company thereof and REI or an Affiliated Company thereof that was entered into before such time or any transaction entered into in the performance of any such contract, agreement, arrangement or transaction (or the amendment, modification or termination thereof), whether entered into before or after such time, or (ii) any transaction entered into between the Corporation or an Affiliated Company thereof and REI or an Affiliated Company thereof or the allocation of any opportunity between them before such time.

         In addition to any other affirmative vote required by applicable law, this Article EIGHTH may not be amended, modified or repealed except by the affirmative vote of the holders of not less than sixty six and two-thirds percent (66 2/3%) of the voting power of all outstanding shares of capital stock of the Corporation generally entitled to vote in the election of directors, voting together as a single class.

         NINTH: The Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the Corporation. Any adoption, amendment or repeal of the Bylaws of the

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Corporation by the Board of Directors shall require the affirmative vote of at least eighty percent (80%) of all directors then in office at any regular or special meeting of the Board of Directors called for that purpose. In addition to any other affirmative vote required by applicable law, this Article NINTH may not be amended, modified or repealed except by the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all outstanding shares of capital stock of the Corporation generally entitled to vote in the election of directors, voting together as a single class.

         TENTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of the DGCL or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of the DGCL, order a meeting of the creditors or class of creditors, and/or the stockholders or a class of stockholders of the Corporation as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which said application has been made, be binding on all of the creditors or class of creditors, and/or the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

         ELEVENTH: The Corporation has elected not to be governed by Section 203 of the DGCL until the date on which no person (as defined in such Section) is the beneficial owner (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934) of at least a majority of the Corporation's outstanding voting stock (as defined in such Section). From such date forward, the Corporation shall be governed by Section 203 of the DGCL, and will continue to be governed by such section even if after such date a person becomes the beneficial owner of a majority (or more) of the Corporation's outstanding voting stock.

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         IN WITNESS WHEREOF, the Corporation has caused the Restated Certificate of Incorporation to be signed and attested by its duly authorized officers, this 27th day of April, 2001.

                                      RELIANT RESOURCES, INC.